EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in Brandywine Realty Trust and Brandywine Operating Partnership, L.P.’s combined Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 19, 2017